                      FEDERAL DEPOSIT INSURANCE CORPORATION
                             Washington, D. C. 20549
                                    Form 10-Q
(Mark One)
X   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
-
    ACT OF 1934

For the quarterly period ended March 31, 2000  OR

     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________ to ________  FDIC Certificate No. 03440

                          First Northern Bank of Dixon
                (Exact name of Bank as specified in its charter)

        California                                    94-0475380
  [State of Incorporation]                 [I.R.S. Employer Identification No.]


    195 North First Street
      Dixon, California                                  95620
[Address of principal executive offices]               [Zip Code]

          Bank's telephone number, including area code: (707) 678-3041
        Securities registered pursuant to Section 12(b) of the Act: None
           Securities registered pursuant to Section 12(g) of the Act:
                           Common Stock, no par value








3,244,733 shares of the Bank's common stock, no par value, were outstanding at March 31, 2000.

                         PART I - FINANCIAL INFORMATION

     ITEM 1. FINANCIAL STATEMENTS

UNAUDITED CONDENSED BALANCE SHEETS

                                     ASSETS

                                                                              March 31, 2000            December 31,
                                                                                                            1999

Cash and due from banks                                                     $      19,094,306        $      19,806,022

Federal funds sold                                                                 32,500,000               37,300,000

Investment securities - available for sale                                        133,881,543              135,451,683

Loans, net of allowance for loan losses of
        $7,518,015 at March 31, 2000 and
        $7,825,255 at December 31, 1999                                           166,657,107              162,930,575

Premises and equipment, net                                                         6,229,731                6,031,711

Accrued interest receivable and other assets                                        9,384,884                9,470,615
                                                                              ----------------         ----------------


               TOTAL ASSETS                                                 $     367,747,571        $     370,990,606
                                                                              ================         ================



                      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits

        Demand                                                              $      85,347,492        $      86,123,941

        Interest-bearing transaction deposits                                      36,579,999               36,284,409

        Savings & MMDA's                                                          100,126,179              102,517,387

        Time                                                                      110,554,144              110,704,197
                                                                              ----------------         ----------------

                Total deposits                                                    332,607,814              335,629,934

Accrued interest payable and other liabilities                                      2,647,780                3,287,969
                                                                              ----------------         ----------------

               TOTAL LIABILITIES                                                  335,255,594              338,917,903

Stockholders' equity
        Common stock, no par value;  4,000,000 shares authorized;
        3,244,733 shares issued and outstanding in 2000
        and 3,092,273 shares issued and outstanding in 1999                        25,387,922               23,322,001

        Capital surplus                                                               976,850                  976,850

        Retained earnings                                                           8,115,531                9,513,151

        Accumulated other comprehensive loss                                      (1,988,326)              (1,739,299)
                                                                              ----------------         ----------------

               TOTAL STOCKHOLDERS' EQUITY                                          32,491,977               32,072,703
                                                                              ----------------         ----------------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $     367,747,571        $     370,990,606
                                                                              ================         ================


                    See notes to unaudited condensed financial statements.

UNAUDITED CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                         Three months         Three months
                                                             Ended                ended
                                                         March 31, 2000      March 31, 1999
Interest Income


     Loans                                           $         3,980,532  $         3,694,337

     Federal funds sold                                          521,091              277,584

     Investment securities

          Taxable                                              1,849,941            1,484,988

          Non-taxable                                            287,882              370,998
                                                       ------------------   ------------------

               Total interest income                           6,639,446            5,827,907

Interest Expense

     Deposits                                                  2,086,673            1,893,263

     Other borrowings                                             14,488                9,048
                                                       ------------------   ------------------

               Total interest expense                          2,101,161            1,902,311
                                                       ------------------   ------------------

               Net interest income                             4,538,285            3,925,596
                                                       ------------------   ------------------

Provision for loan losses                                              -               75,000

               Net interest income after
                    provision for loan losses                  4,538,285            3,850,596
                                                       ------------------   ------------------

Other operating income

     Service charges on deposit accounts                         293,705              261,761
     Gains on securities transactions                             10,300               20,496
     Other income                                                352,855              410,296
                                                       ------------------   ------------------
          Total other operating income                           656,860              692,553
                                                       ------------------   ------------------

Other operating expenses

     Salaries and employee benefits                            2,138,646            2,067,218
     Occupancy and equipment                                     500,040              498,520
     Data processing                                             100,806               97,252
     Stationery and supplies                                     145,063               99,113
     Advertising                                                  69,853               44,695
     Other Real Estate Expense                                         -               39,705
     Other                                                       694,485              647,618
                                                       ------------------   ------------------
          Total other operating expense                        3,648,893            3,494,121
                                                       ------------------   ------------------
          Income before income tax expense                     1,546,252            1,049,028
Provision for income tax expense                                 423,812              320,600
                                                       ------------------   ------------------

          Net income                                 $         1,122,440  $           728,428

Other Comprehensive Income:
Unrealized loss on available for sale
          securities, net of tax effect                        (249,027)            (624,411)

Total Comprehensive Income                           $           873,413  $           104,017
                                                       ==================   ==================

Basic Income per share                               $              0.34  $              0.22
                                                       ==================   ==================
Diluted Income per share                             $              0.34  $              0.22
                                                       ==================   ==================

See notes to unaudited condensed financial statements.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

                                                                                         Three months                Three months
                                                                                             Ended                      ended
                                                                                        March 31, 2000              March 31, 1999
                                                                                        --------------              --------------

Operating Activities

          Net Income                                                                $          1,122,440        $            728,428

          Adjustments to reconcile net income to net Cash provided by operating activities:

              Depreciation                                                                       199,208                     221,610

              Provision for loan losses                                                                -                      75,000

             Decrease in accrued interest receivable and other assets                             85,731                     523,337

            (Decrease) increase in accrued interest payable and other liabilities              (640,189)                     158,289

                    Net cash provided by operating activities                                    767,190                   1,706,664

Investing Activities

          Net decrease in investment securities                                                1,321,113                   2,685,174

          Net increase in loans                                                              (3,726,532)                   (487,343)

          Purchases of premises and equipment, net                                             (397,228)                   (107,002)

                    Net cash (used in) provided by investing activities                      (2,802,647)                   2,090,829

Financing Activities

          Net decrease in deposits                                                           (3,022,120)                (12,366,962)

          Cash dividends paid in lieu of fractional shares                                       (5,811)                     (5,232)

          Repurchase of stock                                                                  (448,328)                           -

                    Net cash used in financing activities                                    (3,476,259)                (12,372,194)

                    Net change in cash and cash equivalents                                  (5,511,716)                 (8,574,701)

Cash and cash equivalents at beginning of period                                              57,106,022                  49,184,700

Cash and cash equivalents at end of period                                          $         51,594,306        $         40,609,999

------------------------------------------------------------------------------------------------------------------------------------
Supplemental disclosures of cash flow information:

------------------------------------------------------------------------------------------------------------------------------------
          Cash paid during the period for:

                    Interest                                                        $          2,101,161        $          1,902,311
                    Income Taxes                                                    $                  -        $                  -

------------------------------------------------------------------------------------------------------------------------------------
Supplemental disclosures of noncash investing and financing activities:

                    Loans transferred to other real estate                          $                  -        $                  -
                    Stock dividend distributed                                      $          2,514,249        $          2,055,480

------------------------------------------------------------------------------------------------------------------------------------

See notes to unaudited condensed financial statements.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                      March 31, 2000 and December 31, 1999



     1.   BASIS OF PRESENTATION

          The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for any interim period are not necessarily indicative of results expected for the full year. These condensed financial statements should be read in conjunction with the financial statements and notes thereto contained in the Bank's Annual Report to shareholders and Form 10-K for the year ended December 31, 1999.


     2.   RECLASSIFICATIONS

          Certain reclassifications have been made to the 1999 financial statements to conform with the 2000 presentation.


     3.   OUTSTANDING SHARES AND EARNINGS PER SHARE

          On January 20, 2000, the Board of Directors of the Bank declared a 6% stock dividend payable as of March 31, 2000. All income per share amounts have been adjusted to give retroactive effect to the stock dividend.

          Earnings Per Share (EPS)

          Basic and diluted earnings per share for the three month periods ending March 31, 2000 and March 31, 1999 were computed as follows:

                                                                 Three months
                                                                ended March 31
                                                            2000            1999
   -----------------------------------------------------------------------------

   Basic earnings per share:
         Net income                            $     1,122,440 $         728,428
   -----------------------------------------------------------------------------

     Weighted average common shares
         outstanding                                 3,265,549         3,275,226
   -----------------------------------------------------------------------------

     Basic EPS                                  $         0.34 $            0.22
   =============================================================================

   Diluted earnings per share:
         Net income                             $    1,122,440 $         728,428
   -----------------------------------------------------------------------------

     Denominator:
         Weighted average common shares
         outstanding                                 3,265,549         3,275,226

         Incremental shares due to dilutive
             stock options                              22,056             5,007
   -----------------------------------------------------------------------------

                                                     3,287,605         3,280,233
     ---------------------------------------------------------------------------

         Diluted EPS                            $         0.34 $            0.22
   =============================================================================

     4.   ALLOWANCE FOR LOAN LOSSES

          The allowance for loan losses is maintained at levels considered adequate by management to provide for possible loan losses. The allowance is based on management's assessment of various factors affecting the loan portfolio, including problem loans, business conditions and loss experience, and an overall evaluation of the quality of the underlying collateral. Changes in the allowance for loan losses during the three months ended March 31, 2000 and 1999 and for the year ended December 31, 1999 were as follows:


                                                                  Three months ended     Year ended
                                                                        March 31,        December 31,
                                                               2000                   1999                  1999
                                                           -------------          ------------      -----------------

         Balance, beginning of period                    $    7,825,255         $   8,144,450     $        8,144,450
         Provision for (recovery of) loan losses                -                      75,000              (800,000)
         Loan charge-offs                                     (323,157)                  (82)              (156,945)
         Loan recoveries                                         15,917                38,111                637,750
                                                           -------------          ------------      -----------------

         Balance, end of period                          $    7,518,015         $   8,257,479     $        7,825,255
                                                           =============          ============      =================


     5.   SUBSEQUENT EVENT

          On April 27, 2000, at the Annual Meeting of Shareholders, the shareholders of the Bank approved the creation of a bank holding company to be called "First Northern Community Bancorp" to be effected through a corporate reorganization in which the Bank will become a wholly-owned subsidiary of First Northern Community Bancorp.



ITEM 2.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion and analysis of the significant changes in the Unaudited Condensed Balance Sheets and of the significant changes in income and expenses reported in the Unaudited Condensed Statements of Income and Comprehensive Income for the three month periods ended March 31, 2000 and 1999.

SUMMARY

The Bank recorded net income of $1,122,000 for the three month period ended March 31, 2000, representing an increase of $394,000 or 54.1% over $728,000 for the same period in 1999.

The increase in net income over the three month period ended March 31, 2000 as compared to the same period a year ago, resulted primarily from an increase in net interest income combined with decreases in the provision for loan losses and other real estate expense which were partially offset by increases in salaries and benefits, stationery and supplies, advertising, and other miscellaneous expense and a decrease in other income.

On January 20, 2000, the Board of Directors of the Bank declared a 6% stock dividend payable as of March 31, 2000. All income per share amounts have been adjusted to give retroactive effect to the stock dividend.

CHANGES IN FINANCIAL CONDITION

The asset side of the Unaudited Condensed Balance Sheet showed a $712,000 decrease in cash and due from banks, a $4,800,000 decrease in fed funds sold, a $1,570,000 decrease in investment securities, a $3,727,000 increase in loans and a $86,000 decrease in accrued interest receivable and other assets from December 31, 1999 to March 31, 2000. The reason for the decrease in cash and due from banks was due, for the most part, to decreases in cash and the Federal Reserve Bank due from account combined with an increase in items in the process of collection. The decrease in fed funds sold was due, for the most part, to a decrease in deposits and funding of new loans. The decrease in investment securities was due to maturities and calls, the proceeds of which were used to fund new loans. The increase in loans was, for the most part, in real estate loans.

The liabilities side of the Unaudited Condensed Balance Sheet showed a decrease in total deposits of $3,022,000 compared to year-end 1999 deposit totals. The decrease in deposits was due, for the most part, to lower demand, savings and money market deposit totals. The decrease in deposits is consistent with historical trends which reflect a seasonal decline in deposits during the first quarter that is typically associated with the local agricultural industry. Other liabilities decreased $640,000 from December 31, 1999 to March 31, 2000. The decrease in other liabilities was due, for the most part, to decreases in accrued expenses.

CHANGES IN RESULTS OF OPERATIONS

Interest Income

Interest income on loans for the three month period ended March 31, 2000 is up 7.8% over the same period for 1999, from $3,694,000 to $3,981,000. The increase over the three month period ended March 31, 2000 as compared to the same period a year ago, was due to an increase in average loans combined with a
 .62% increase in loan yields.

Interest income on securities for the three month period ended March 31, 2000 is up 15.19% over the same period for 1999, from $1,856,000 to $2,138,000.
The increases are due to an increase in average securities over the three month period ended March 31, 2000, as compared to the same period a year ago, combined with a .53% increase in securities yields.

Interest income on fed funds sold for the three month period ended March
31, 2000 is up 87.7% over the same period for 1999 from $278,000 to $521,000.
The increase in fed funds income over the three month period ended March 31, 2000 was due, for the most part, to increases in average fed funds sold combined with increases in fed funds rates.

Interest Expense

Interest expense on deposits was up 10.2% for the three month period ending March 31, 2000 over the same period in 1999 from $1,893,000 to $2,087,000. The increased interest expense over the three month period ended March 31, 2000 was due to higher deposit rates combined with increased average deposits.

Provision for Loan Losses

The provision for loan losses was down for the three month period ending
March 31, 2000 over the same period in 1999 from $75,000 to $-0-. The decrease over the three month period ended March 31, 2000 was due to a zero provision for that period due to improved market conditions and loan quality in the Bank's loan portfolio. The March 31, 2000 allowance for loan losses of approximately $7,500,000 is 4.3% of total loans compared to $7,800,000 or 4.6% of total loans at December 31, 1999.

Other Operating Income

Other operating income was down 5.2% for the three month period ended March
31, 2000 over the same period in 1999. This decrease was primarily due to a decrease in gains on sales of loans and gains on securities transactions, which was partially offset by increased service charges on deposit accounts, gains on sales of OREO properties and debit card fees.

Other Operating Expense

Total other operating expense was up 4.4% for the three month period ending March 31, 2000 over the same period in 1999 from $3,494,000 to $3,649,000. The main reason for this increase was a combination of: increases in salaries & benefits; advertising; and other miscellaneous expenses. The increase in salaries & benefits was due to increases in the number of employees and increases in profit sharing and incentive compensation provisions due to increased income which was partially offset by decreases in commissions for real estate loans. The increase in advertising was due, for the most part, to timing differences. The increases in other miscellaneous expenses were due to increased dues, legal fees, accounting and audit fees and consulting fees.

Asset Quality

The Bank manages asset quality and credit risk by maintaining diversification in its loan portfolio and through review processes that include analysis of credit requests and ongoing examination of outstanding loans and delinquencies, with particular attention to portfolio dynamics and mix. The Bank strives to identify loans experiencing difficulty early enough to correct the problems, to record charge-offs promptly based on realistic assessments of current collateral values, and to maintain an adequate allowance for loan losses at all times.

It is generally the Bank's policy to discontinue interest accruals once a loan is past due as to interest or principal payments for a period of ninety days. When a loan is placed on non-accrual, interest accruals cease and uncollected accrued interest is reversed and charged against current income. Payments received on non-accrual loans are applied against principal. A loan may only be restored to an accruing basis when it again becomes well secured and in the process of collection or all past due amounts have been collected.

Non-accrual loans amounted to $834,000 at March 31, 2000, and were comprised of four commercial loans one consumer loan and two agricultural loans. At December 31, 1999, non-accrual loans amounted to $528,000 and were comprised of four agricultural loans, and one commercial loan. At March 31, 1999, non-accrual loans amounted to $1,706,000 and were comprised of one non-farm non-residential mortgage loans, one commercial loan, one agricultural loan, and two residential mortgage loans.

At March 31, 2000, the Bank had loans 90 days past due and still accruing totaling $47,000. Such loans amounted to $2,000 at December 31, 1999 and $-0- at March 31, 1999.

At March 31, 2000, the Bank did not have any OREO properties. OREO's amounted to $-0- at December 31, 1999 and $906,000 at March 31, 1999.

Liquidity and Capital Resources

To be able to serve our market area, the Bank must maintain proper liquidity and adequate capital. Liquidity is measured by various ratios, with the most common being the ratio of loans to deposits. This ratio was 52.4% on March 31, 2000. In addition, on March 31, 2000 the Bank had the following short term investments: $32,500,000 in fed funds sold; $14,000,000 in securities due within one year; and $57,000,000 in securities due in one to five years.

To meet unanticipated funding requirements, the Bank maintains short term lines of credit with other banks totaling $14,700,000.

Capital adequacy is generally measured by comparing the total of equity capital and reserve for loan losses to total assets. On December 31, 1999 this ratio was 10.75% and on March 31, 2000 it was 10.88%. These figures are well above the levels currently considered adequate by bank regulators.


Year 2000 Compliance

The Bank previously recognized the material nature of the business issues surrounding computer processing of dates into and beyond the Year 2000 and began taking corrective action as required pursuant to the interagency statements issued by the Financial Institutions Examination Council. Management believes the Bank has completed all of the activities within their control to ensure that the Bank's systems are Year 2000 compliant.

The Bank's Year 2000 readiness costs were approximately $400,000. The Bank does not currently expect to apply any further funds to address Year 2000 issues.

The Bank has not experienced any material disruptions of internal computer systems for software applications due to the start of the Year 2000 nor has it experienced any problems with the computer systems or software applications of their third party vendors, suppliers or service providers. The Bank will continue to monitor these third parties to determine the impact, if any, on the business of the Bank and the actions either must take, if any, in the event of non-compliance by any of these third parties. Based on the Bank's assessment of compliance by third parties there does not appear to be any material business risk posed by any such non-compliance.

Although the Bank's Year 2000 rollover did not present any material business disruption, there are some remaining Year 2000 related risks. Management believes that appropriate actions have been taken to address these remaining Year 2000 issues and contingency plans are in place to minimize the financial impact to the Bank. Management, however, cannot be certain that Year 2000 issues affecting customers, suppliers or service providers of the Bank will not have a material adverse impact on the Bank.

ITEM 3.

Quantitative and Qualitative Disclosures About Market Risk

There have been no material changes in the quantitative and qualitative disclosures about market risks as of March 31, 2000 from that presented in the Bank's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

                   PART II - OTHER INFORMATION AND SIGNATURES


ITEM 1.

                                                 Legal Proceedings

Not Applicable.


ITEM 2.

                                               Changes in Securities

Not Applicable.


ITEM 3.

                                          Defaults upon Senior Securities

Not Applicable.


ITEM 4.

                           Submission of Matters to a Vote of Security Holders

Not Applicable.



ITEM 5.

                                                 Other Information

Not Applicable.


ITEM 6.

                                        Exhibits and Reports on Form 8 - K.

There were no Reports on Form 8-K.


                                   SIGNATURES





                                    FIRST NORTHERN BANK OF DIXON



Date:     5/12/00                  By:   /s/ Stanley R. Bean
     -----------------                 ---------------------------------
                                         Stanley R. Bean, Vice President/
                                         Controller